Exhibit 23(a)







           Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Fairfield Communities, Inc. First Amended and Restated 1992 Warrant Plan of our report dated July 29, 1994, with respect to the consolidated financial statements and schedules of Fairfield Communities, Inc. included in its Annual Report as amended and restated (Form 10-K/A (No. 2)) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                       Ernst & Young LLP


Little Rock, Arkansas
October 3, 1994